EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer of Anchor Bancorp
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the Report.

/s/Jerald L. Shaw	/s/Terri L. Degner
Jerald L. Shaw	Terri L. Degner
President and	Executive Vice President and
Chief Executive Officer	Chief Financial Officer

Dated: December 20, 2010

34